                                                                    Exhibit 99.1

                         MEDICAL DATA ELECTRONICS, INC.
                    (a subsidiary of VIASYS Healthcare Inc.)

                              Financial Statements
                          Year Ended December 28, 2002
                      With Report of Independent Auditors

                         Report of Independent Auditors

The Board of Directors
Medical Data Electronics, Inc. (a subsidiary of VIASYS Healthcare Inc.)

We have audited the accompanying balance sheet of Medical Data Electronics, Inc. (a subsidiary of VIASYS Healthcare Inc.) as of December 28, 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medical Data Electronics, Inc. (a subsidiary of VIASYS Healthcare Inc.) at December 28, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, in 2002, the Company changed its method of accounting for goodwill in accordance with SFAS No. 142.

                                   /S/ Ernst & Young LLP

Woodland Hills, California
June 11, 2003

                         Medical Data Electronics, Inc.
                    (A subsidiary of VIASYS Healthcare Inc.)

                                  Balance Sheet

                                December 28, 2002

                                 (In thousands)

ASSETS
Current assets:
   Cash and cash equivalents                                                            $      157
   Accounts receivable, less allowances of $170                                              1,749
   Inventories                                                                               5,051
   Prepaid expenses                                                                             55
                                                                                        ----------
Total current assets                                                                         7,012

Property, plant and equipment, net                                                           1,267
Goodwill, net                                                                                3,203
Due from Parent company                                                                      2,925
                                                                                        ----------
Total assets                                                                            $   14,407
                                                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                                                     $      532
   Accrued payroll and employee benefits                                                       294
   Deferred revenue                                                                             84
   Accrued warranty costs                                                                      104
   Accrued commissions                                                                         264
   Other accrued expenses                                                                      330
                                                                                        ----------
Total current liabilities                                                                    1,608

Commitments

Stockholders' equity:
   Common stock, $0.01 par value, 3,000 shares authorized; 1,000
     shares issued                                                                              10
   Additional paid-in capital                                                               40,186
   Accumulated deficit                                                                     (27,397)
                                                                                        ----------
Total stockholders' equity                                                                  12,799
                                                                                        ----------
Total liabilities and stockholders' equity                                              $   14,407
                                                                                        ==========

See accompanying notes.

                         Medical Data Electronics, Inc.
                    (A subsidiary of VIASYS Healthcare Inc.)

                             Statement of Operations

                          Year ended December 28, 2002

                                 (In thousands)

Revenues                                                                                $   16,399

Costs and operating expenses:
   Cost of revenues                                                                          9,052
   Selling, general and administrative expenses                                              5,051
   Research and development expenses                                                         1,791
   Writedown of goodwill                                                                    22,513
                                                                                        ----------
Loss from operations                                                                       (22,008)

Income tax benefit                                                                           1,721
                                                                                        ----------
Net loss                                                                                $  (20,287)
                                                                                        ==========

See accompanying notes.

                         Medical Data Electronics, Inc.
                    (A subsidiary of VIASYS Healthcare Inc.)

                  Statement of Changes in Stockholders' Equity

                          Year ended December 28, 2002

                                 (In thousands)

                                                           Additional                           Total
                                     Common Stock           Paid-in        Accumulated      Stockholders'
                                  Shares       Amount       Capital          Deficit           Equity
                              ---------------------------------------------------------------------------
Balance at December 29, 2001      1,000       $    10      $  40,186       $   (7,110)      $    33,086
Net loss                              -             -              -          (20,287)          (20,287)
                              ---------------------------------------------------------------------------
Balance at December 28, 2002      1,000       $    10      $  40,186       $  (27,397)      $    12,799
                              ===========================================================================

See accompanying notes.

                         Medical Data Electronics, Inc.
                    (A subsidiary of VIASYS Healthcare Inc.)

                             Statement of Cash Flows

                          Year ended December 28, 2002

                                 (In thousands)

OPERATING ACTIVITIES
Net loss                                                                                $  (20,287)
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                                             428
     Writedown of goodwill                                                                  22,513
     Deferred taxes                                                                         (1,746)
     Changes in current accounts:
       Accounts receivable                                                                   1,448
       Inventories                                                                            (102)
       Prepaid expenses                                                                         19
       Accounts payable                                                                          9
       Other current liabilities                                                            (1,244)
                                                                                        ----------
Net cash provided by operating activities                                                    1,038

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                                    (588)
                                                                                        ----------
Net cash used in investing activities                                                         (588)

FINANCING ACTIVITIES
Cash transferred to Parent company                                                            (293)
                                                                                        ----------
Net cash used in financing activities                                                         (293)
                                                                                        ----------

Increase in cash and cash equivalents                                                          157
Cash and cash equivalents at beginning of year                                                  --
                                                                                        ----------
Cash and cash equivalents at end of year                                                $      157
                                                                                        ==========

See accompanying notes.

                         Medical Data Electronics, Inc.
                    (A subsidiary of VIASYS Healthcare Inc.)

                          Notes to Financial Statements

                                December 28, 2002

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Medical Data Electronics, Inc. (the Company, a subsidiary of VIASYS Healthcare Inc.) develops, manufactures, markets and services medical devices and products, including patient monitoring equipment. On September 25, 2002, VIASYS Healthcare Inc. announced its plan to exit the patient monitoring business by divesting the Company. On April 3, 2003, pursuant to a stock purchase agreement, the Company was sold to Invivo Corporation for approximately $9.4 million, subject to adjustment.

FISCAL YEAR

The Company has adopted a fiscal year ending on the Saturday nearest December
31. References to 2002 are as of, and for, the fiscal year ended December 28, 2002.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company derives revenues primarily from the sale of products and to a lesser extent the provision of services and rental of equipment.

Revenue from the sale of products is recognized when title is transferred and there is no further obligation to the customer.

Service revenues consist of in-house and field repairs and service contracts. The Company sells service contracts on products when the warranty period expires. The Company recognizes revenues from these service contracts ratably over the terms of the contracts.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

The Company rents products to hospitals and other customers for periods ranging from two weeks to over a year. The Company recognizes rental revenues ratably over the terms of the rental contract.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense was $31,000 for the year ended December 28, 2002.

SHIPPING AND HANDLING COSTS

The Company classifies shipping and handling costs as a component of cost of revenues.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company provides an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. The allowance is determined by analyzing historical data and trends. Past due or delinquency status is based on contractual terms. Charges for doubtful accounts are recorded in selling, general and administrative expenses.

WARRANTY RESERVE

The Company offers warranties on some products for various periods of time. At the time of the sale, a reserve is established for the estimated cost of warranties based on the Company's best estimate of the amounts necessary to settle future and existing claims using historical data on products sold as of the balance sheet date. The cost of warranties is affected by the length of the warranty, the product's failure rates and the customer's usage. The Company records warranty expense in cost of revenues. The following sets forth a rollforward of the warranty reserve account for the year ended December 28, 2002 (in thousands):

Warranty reserve balance at December 29, 2001           $          130
   Accrual for warranty costs                                      264
   Charges against warranty reserve                               (290)
                                                        --------------
Warranty reserve balance at December 28, 2002           $          104
                                                        ==============

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

INCOME TAXES

In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

In accordance with Staff Accounting Bulletin No. 55, the Company's tax provision has been presented on a separate-return basis, as if the Company had not been included in the consolidated income tax return of VIASYS Healthcare, Inc.

CASH AND CASH EQUIVALENTS

The Company's cash and cash equivalents include investments in interest-bearing accounts which have an original maturity of three months or less. Cash equivalents are carried at cost, which approximates market value.

INVENTORIES

Inventories are stated at the lower of cost (on a first-in, first-out basis) or net realizable value and include materials, labor and manufacturing overhead. The components of inventories as of 2002 are as follows (in thousands):

Raw materials                                           $         3,141
Work in process                                                   1,704
Finished goods                                                      206
                                                        ---------------
                                                        $         5,051
                                                        ===============

The Company periodically reviews its quantities of inventories on hand and compares these amounts to expected usage of each particular product or product line. The Company records as a charge to cost of revenues the amount required to reduce the carrying value of the inventories to estimated net realizable value.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

The costs of additions and improvements are capitalized, while maintenance and repair costs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings, 20 to 30 years; machinery and equipment, two to 12 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Depreciation expense was $428,000 for 2002.

Property, plant and equipment consist of the following at 2002 (in thousands):

Machinery and equipment                                 $       3,184
Leasehold improvements                                            354
                                                        -------------
Property, plant and equipment, at cost                          3,538
  Less: accumulated depreciation                                2,271
                                                        -------------
Property, plant and equipment, net                      $       1,267
                                                        =============

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the assets and their eventual disposition is less than the carrying amount of the assets. No such impairment losses have been identified by the Company.

GOODWILL

In late 2002, the Company wrote down its goodwill by $22,513,000 in 2002. The writedown was determined based on the expected sale price of the Company as determined through the active marketing process that was initiated on September 25, 2002, by VIASYS Healthcare, Inc.

The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," on December 30, 2001. Goodwill and certain other intangible assets having indefinite lives, which were previously amortized on a straight-line basis over 40 years, are no longer permitted to be amortized to earnings, but instead are subject to periodic testing for impairment. The Company tests goodwill for impairment using the two-step process

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

GOODWILL (CONTINUED)

prescribed by SFAS No. 142. The first step tests for potential impairment, while the second step measures the amount of impairment, if any. The Company uses a discounted cash flow analysis to complete the first step in this process. In connection with the Company's adoption of SFAS No. 142, the Company reviewed the classification of its goodwill and other intangible assets and discontinued amortizing goodwill. No impairment charge was necessary upon adoption of SFAS No. 142. The Company conducted the required annual impairment review as of December 1, 2002, and also determined that there was no further goodwill impairment as of that date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, and accounts payable. Their respective carrying amounts approximate fair value due to their short-term nature.

RECENT ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2002, the company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires an impairment loss to be recognized only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted future cash flows. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, consolidated results of operations, or liquidity.

In November 2002, the FASB issued EITF Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" (EITF 00-21). This statement addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The final consensus of this issue is applicable to agreements entered into in fiscal periods beginning after June 15, 2003. Additionally, companies will be permitted to apply the guidance in this issue to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, "Accounting Changes." The Company does not believe that adoption of this issue will have a material impact on its consolidated financial position, consolidated results of operations, or liquidity.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34" (FIN No. 45). The interpretation requires that upon issuance of a guarantee, the entity must recognize a liability for the fair value of the obligation it assumes under that obligation. This interpretation is intended to improve the comparability of financial reporting by requiring identical accounting for guarantees issued with separately identified consideration and guarantees issued without separately identified consideration. The Company does not believe that adoption of this issue will have a material impact on its consolidated financial position, consolidated results of operations, or liquidity.

CONCENTRATIONS OF RISK

The Company primarily sells its products to customers in the health care industry. The Company does not normally require collateral or other security to support its accounts receivable. Management does not believe that this concentration of credit risk has, or will have, a significant negative impact on the Company.

2. INCOME TAXES

The components of the provision (benefit) for income taxes are as follows for 2002 (in thousands):

Current:
   Federal                                              $           -
   State                                                            -
                                                        -------------
Total current                                                       -

Deferred:
   Federal                                                     (1,514)
   State                                                         (207)
                                                        -------------
Total deferred                                                 (1,721)
                                                        -------------
Total income tax benefit                                $      (1,721)
                                                        =============

The provision (benefit) for income taxes differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before provision for income taxes due to the following in 2002 (in thousands):

Federal statutory rate                                  $      (7,703)
Increases (decreases) resulting from:
   State income taxes                                            (522)
   Valuation allowance on deferred tax assets                   6,504
                                                        -------------
                                                        $      (1,721)
                                                        =============

Deferred tax assets and liabilities consist of the following in 2002 (in thousands):

Deferred tax assets (liabilities):
   Reserves and accruals                                $         186
   Inventory basis difference                                     829
   Accrued compensation                                            55
   Depreciation and amortization                               (2,886)
   Writedown of goodwill                                        8,283
   Other, net                                                      37
                                                        -------------
                                                                6,504
Less: valuation allowance                                      (6,504)
                                                        -------------
Net deferred tax asset                                  $           -
                                                        =============

The net change during 2002 in the valuation allowance was $6,504,000.

3. EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK PURCHASE PROGRAM

Substantially all of the Company's full-time employees became eligible to participate in VIASYS Healthcare Inc. (Parent) Employee Stock Purchase Program effective July 1, 2002. Under this program, shares of the Parent's common stock may be purchased at 85% of the lower of the fair market value at the beginning or end of the purchase period. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

STOCK OPTION ACTIVITY

In September 2001, the Parent adopted an equity incentive plan. This plan permits the grant of a variety of stock and stock-based awards as determined by the Parent's Board of Directors, including restricted stock, stock options, stock bonus shares, or performance-based shares. The Parent's officers, employees, directors, consultants and advisors are eligible to receive awards under the plan. However, incentive stock options may only be granted to the Parent's employees, which includes employees of the Company. Incentive stock options have an exercise price of 100% or more of the fair market value of the Parent's common stock on the grant date. Nonstatutory stock options may have an exercise price as low as 85% of the fair market value of the Parent's common stock on the grant date. Employees of the Company are granted options to purchase shares of common stock of the Parent under the terms of the Parent's equity incentive plan.

A summary of the Company's stock option activity is as follows:

                                                           WEIGHTED        AVERAGE
                                                          NUMBER OF       EXERCISE
                                                            SHARES          PRICE
                                                        ----------------------------
Outstanding, December 29, 2001                               138,436    $      13.50
   Granted                                                     3,000           19.70
   Exercised                                                  (1,803)         (11.73)
   Forfeited                                                  (3,792)         (17.23)
                                                        ------------
Outstanding, December 28, 2002                               135,841    $      13.63
                                                        ============

Exercisable at December 28, 2002                              51,074    $      12.76

A summary of the status of the Company's stock options held by the Company's employees at December 28, 2002, is as follows:

                                          REMAINING
                                         CONTRACTUAL
                           NUMBER OF        LIFE
EXERCISE PRICES             SHARES        (IN YEARS)
----------------------------------------------------
    $  9.92                 16,030          3.2
      11.16                  4,791          2.7
      12.46                  7,695          2.8
      14.23                104,325          8.1
      19.70                  3,000          9.3

STOCK-BASED COMPENSATION PLANS

The Company applies Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock-based compensation plans. Accordingly, no accounting recognition is given to stock options granted with exercise prices equal to the fair value of the Parent's common stock at the date of grant. All options granted in the current and prior years were granted with exercise prices equal to the fair value of the stock of the Parent on the date of grant.

Had compensation cost for awards granted under stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under Statement of Financial Accounting Standards (SFAS) No. 123, the effect on the Company's net income and earnings per share for the year ended December 28, 2002, would have been as follows (in thousands):

Loss from operations:
   As reported                                       $      (20,287)
   Pro forma compensation costs                                (138)
                                                     --------------
   Pro forma                                         $      (20,425)
                                                     ==============

Compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may be greater as additional options are granted.

The weighted-average fair value per share of the Parent's options granted was $7.13 in 2002. The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Volatility                                           34.0%
Risk-free interest rate                               3.7%
Expected life of options                              5 years
Dividends                                             -

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Parent's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

401(k) SAVINGS PLANS

Substantially all of the Company's U.S. employees are eligible to participate in the VIASYS Retirement Savings Plan. Contributions to the plans are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For these plans, the Company contributed and charged to expense $168,000 in 2002.

4. COMMITMENTS

The Company leases portions of its office and operating facilities under various operating lease arrangements. Rent expense under these leases was $300,000 in 2002. Future annual minimum lease payments under all noncancelable operating leases at December 28, 2002, are as follows (in thousands):

2003                                                 $           149
2004                                                              29
2005                                                              29
2006                                                               2
                                                     ---------------
                                                     $           209
                                                     ===============

5. DUE FROM PARENT

The Parent charges the Company a monthly fee for administrative services, which is calculated at 0.8% of monthly sales. Management of the Company believes that these charges approximate the actual cost for such services. The Company pays the Parent for these services on a monthly basis. In addition, the Company transfers excess cash generated from operations to the Parent on a periodic basis. The following sets forth a rollforward of the due from Parent account for the year ended December 28, 2002 (in thousands):

Balance due from Parent at December 29, 2001        $        2,632
   Charges for Parent administrative services                 (131)
   Payments to Parent                                          424
                                                    --------------
Balance due from Parent at December 28, 2002        $        2,925
                                                    ==============